Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)
SECOND QUARTER FISCAL YEAR 2021
EARNINGS ANNOUNCEMENT
PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Dan Mahoney in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.

As previously announced, the conference call will be held August 5, 2021 at 10:00 a.m. ET. These prepared remarks will not be read on the call.

Q2 Fiscal 2021 Summary (Quarter ended July 3, 2021)

•Revenue: $148.2 million
•Net income: $11.6 million, or 7.8% of revenue; non-GAAP net income: $11.6 million, or 7.8% of revenue
•Net income per diluted share: $1.53; non-GAAP net income per diluted share: $1.53
•Operating margin: 10.8%; non-GAAP operating margin: 10.8%
•Non-GAAP EBITDA: $19.2 million, or 13.0% of revenue
•Effective tax rate: 25.8%; non-GAAP effective tax rate: 25.8%
•Utilization: 75%
•Consultant headcount at the end of Q2 of fiscal 2021: 833, which consists of 141 officers, 483 other senior staff and 209 junior staff
•Cash and cash equivalents: $14.0 million at July 3, 2021
Revenue
For Q2 of fiscal 2021, revenue was $148.2 million, compared with revenue of $123.0 million for Q2 of fiscal 2020.

Headcount
The following table outlines CRA’s consultant headcount at the end of the stated quarters:

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Officers	141	145	137	140	136
Other Senior Staff	483	497	471	473	450
Junior Staff	209	195	223	213	216
Total	833	837	831	826	802

Utilization
For Q2 of fiscal 2021, companywide utilization was 75%, compared with 66% for Q2 fiscal 2020.

Client Reimbursables
For Q2 of fiscal 2021, client reimbursables were $17.2 million, or 11.6% of revenue, compared with $14.8 million, or 12.0% of revenue, for Q2 of fiscal 2020.

Contingent Liability
Prior to Q2 of fiscal 2021, the contingent consideration obligation was paid and therefore the estimated value of the contingent consideration obligation at July 3, 2021 was zero. For Q2 of fiscal 2020, the estimated value of the contingent consideration obligation increased from Q1 of fiscal 2020 by $0.6 million to $12.6 million at June 27, 2020.

The change in the value of the contingent liability is recorded as an increase (decrease) to cost of services (exclusive of depreciation and amortization) in the period reported.

Selling, General and Administrative (SG&A) Expenses
For Q2 of fiscal 2021, SG&A expenses were $24.0 million, or 16.2% of revenue, compared with $21.4 million, or 17.4% of revenue, for Q2 of fiscal 2020. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 3.2% of revenue for Q2 of fiscal 2021, compared with 2.4% in Q2 of fiscal 2020. Excluding these commissions, SG&A expenses were 13.0% of revenue for Q2 of fiscal 2021, compared with 15.0% in Q2 of fiscal 2020.

Depreciation & Amortization
For Q2 of fiscal 2021, depreciation and amortization expenses amounted to $3.2 million, or 2.2% of revenue, compared with $3.1 million, or 2.5% of revenue, for Q2 of fiscal 2020.

Forgivable Loan Amortization
For Q2 of fiscal 2021, forgivable loan amortization was $7.8 million, or 5.3% of revenue, compared with $7.5 million, or 6.1% of revenue, for Q2 of fiscal 2020.

Share-Based Compensation Expense
For Q2 of fiscal 2021, share-based compensation expense was approximately $1.0 million, or 0.7% of revenue, compared with $0.8 million, or 0.6% of revenue, for Q2 of fiscal 2020.

Operating Income
For Q2 of fiscal 2021, operating income was $15.9 million, or 10.8% of revenue, compared with operating income of $8.3 million, or 6.8% of revenue, for Q2 of fiscal 2020. Non-GAAP operating income was $15.9 million, or 10.8% of revenue, for Q2 of fiscal 2021, compared with $8.9 million, or 7.2% of revenue, for Q2 of fiscal 2020.

	Fiscal Quarter Ended
$ in 000’s	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue
Income from operations	$15,937	10.8%	$8,339	6.8%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	—	—%	566	0.5%
Non-GAAP income from operations	$15,937	10.8%	$8,905	7.2%

Interest Income (Expense), net
For Q2 of fiscal 2021, net interest expense was $0.4 million, or 0.3% of revenue, compared with net interest expense of $0.4 million, or 0.3% of revenue, for Q2 of fiscal 2020.

Foreign Currency Gains (Losses), net
For Q2 of fiscal 2021, net foreign currency gains were $0.1 million, or less than 0.1% of revenue, compared with net foreign currency losses of $0.1 million, or 0.1% of revenue, for Q2 of fiscal 2020.

Foreign currency gains (losses), net, is comprised of net gains and losses on foreign denominated transactions and the revaluation of working capital balances.

Income Taxes
The following table outlines CRA’s income tax provision recorded and the resulting effective tax rates:

	GAAP		NON-GAAP
	Fiscal Quarter Ended		Fiscal Quarter Ended
$ in 000’s	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Tax Provision	$4,025	$1,934	$4,025	$2,087
Effective Tax Rate	25.8%	24.6%	25.8%	24.8%

	Fiscal Quarter Ended
$ in 000’s	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue
Income before provision for income taxes	$15,591	10.5%	$7,865	6.4%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Non-cash valuation change in contingent consideration	—	—%	566	0.5%
Non-GAAP income before provision for income taxes	$15,591	10.5%	$8,431	6.9%

GAAP provision for income taxes	$4,025		$1,934
Tax effect on non-GAAP adjustments	—		153
Non-GAAP provision for income taxes	$4,025		$2,087

Net Income
For Q2 of fiscal 2021, net income was $11.6 million, or 7.8% of revenue, or $1.53 per diluted share, compared with net income of $5.9 million, or 4.8% of revenue, or $0.75 per diluted share, for Q2 of fiscal 2020. Non-GAAP net income for Q2 of fiscal 2021 was $11.6 million, or 7.8% of revenue, or $1.53 per diluted share, compared with $6.3 million, or 5.2% of revenue, or $0.80 per diluted share, for Q2 of fiscal 2020.

Non-GAAP EBITDA
For Q2 of fiscal 2021, non-GAAP EBITDA was $19.2 million, or 13.0% of revenue, compared with $11.9 million, or 9.7% of revenue, for Q2 of fiscal 2020.

Constant Currency Basis
For Q2 of fiscal 2021, revenue was $148.2 million, and net income was $11.6 million, or 7.8% of revenue, or $1.53 per diluted share. On a constant currency basis relative to Q2 of fiscal 2020, Q2 of fiscal 2021 revenue would have been lower by $2.7 million to $145.5 million, GAAP net income would have decreased by $0.1 million to $11.5 million, or 7.9% of revenue, and earnings per diluted share would have decreased by $0.02 to $1.51 per diluted share.

For Q2 of fiscal 2021, revenue was $148.2 million, and non-GAAP net income was $11.6 million, or 7.8% of revenue, or $1.53 per diluted share. On a constant currency basis relative to Q2 of fiscal 2020, Q2 of fiscal 2021 revenue would have been lower by $2.7 million to $145.5 million, non-GAAP net income would have decreased by $0.1 million to $11.5 million, or 7.9% of revenue, non-GAAP earnings per diluted share would have decreased by $0.02 to $1.51 per diluted share, and non-GAAP EBITDA would have decreased by $0.2 million to $19.0 million, or 13.1% of revenue.

A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics
Billed and unbilled receivables at July 3, 2021 were $173.9 million, compared with $152.0 million at June 27, 2020. Current liabilities at July 3, 2021 were $191.2 million, compared with $197.5 million at June 27, 2020.

Total Days Sales Outstanding, or DSO, for Q2 of fiscal 2021 was 103 days, consisting of 66 days of billed and 37 days of unbilled. This compares with 107 days reported for Q2 of fiscal 2020, consisting of 70 days of billed and 37 days of unbilled.

Cash and Cash Flow
Cash and cash equivalents were $14.0 million at July 3, 2021, compared with $18.8 million at June 27, 2020.

Net cash provided by operating activities for Q2 of fiscal 2021 was $3.6 million, compared with net cash provided by operating activities of $21.1 million for Q2 of fiscal 2020.

As of July 3, 2021, outstanding borrowings under CRA’s revolving credit facility amounted to $45.0 million. At June 27, 2020, outstanding borrowings under CRA’s revolving credit facility amounted to $59.0 million.

Capital expenditures totaled $0.5 million for Q2 of fiscal 2021, compared with $5.6 million for Q2 of fiscal 2020.

CRA repurchased approximately 338,000 shares of its common stock during Q2 of fiscal 2021 for $25.3 million, including transaction costs. CRA did not repurchase shares of its common stock during Q2 of fiscal 2020.

A quarterly cash dividend of $0.26 per common share, for total dividends and dividend equivalents of $1.9 million was paid in Q2 of fiscal 2021, compared with a quarterly cash dividend of $0.23 per common share, for total dividends and dividend equivalents of $1.8 million paid in Q2 of fiscal 2020.

GAAP Condensed Consolidated Statement of Cash Flows
CRA has derived the condensed consolidated statement of cash flow data for the years ended January 2, 2021 and December 28, 2019 from its audited financial statements appearing on Form 10-K for the fiscal year ended January 2, 2021, filed with the Securities and Exchange Commission on March 4, 2021. The condensed consolidated statement of cash flow data for the third quarter of fiscal year 2019, first, second and third quarters of fiscal year 2020, and the first and second quarters of fiscal year 2021 have been derived from CRA’s unaudited financial statements appearing on Form 10-Q for each of the respective fiscal quarters as well as the consolidated statements of cash flows appearing on Form 10-K for the fiscal years ended January 2, 2021 and December 28, 2019 and have been prepared on the same basis as CRA’s audited financial statements.

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q2	Q1	Q4	Q3
($ in 000’s)	Q2 2021	2021	2021	2020	2020
Net cash provided by (used in) operating activities	$62,740	$3,625	$(39,848)	$65,315	$33,648
Net cash used in investing activities	(4,747)	(478)	(692)	(1,352)	(2,225)
Net cash provided by (used in) financing activities	(65,637)	(20,857)	26,465	(44,558)	(26,687)
Effect of foreign exchange rates on cash and cash equivalents	2,814	58	27	2,164	565
Net increase (decrease) in cash and cash equivalents	$(4,830)	$(17,652)	$(14,048)	$21,569	$5,301
Cash and cash equivalents at beginning of period	18,807	31,629	45,677	24,108	18,807
Cash and cash equivalents at end of period	$13,977	$13,977	$31,629	$45,677	$24,108

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q2	Q1	Q4	Q3
($ in 000’s)	Q2 2020	2020	2020	2019	2019
Net cash provided by (used in) operating activities	$29,641	$21,075	$(65,375)	$47,739	$26,202
Net cash used in investing activities	(26,306)	(5,568)	(7,949)	(4,145)	(8,644)
Net cash provided by (used in) financing activities	530	(12,370)	64,115	(38,591)	(12,624)
Effect of foreign exchange rates on cash and cash equivalents	(646)	(148)	(612)	803	(689)
Net increase (decrease) in cash and cash equivalents	$3,219	$2,989	$(9,821)	$5,806	$4,245
Cash and cash equivalents at beginning of period	15,588	15,818	25,639	19,833	15,588
Cash and cash equivalents at end of period	$18,807	$18,807	$15,818	$25,639	$19,833

Adjusted Net Cash Flows from Operations
Below are the quarterly and last twelve-month reconciliations of GAAP net cash provided by (used in) operating activities for each of the periods presented to non-GAAP adjusted net cash flows from operations. The reconciling items are forgivable loan advances and repayments for each period, which are reported as a component of GAAP net cash provided by (used in) operating activities, along with other non-recurring cash items.

Adjusted Net Cash Flows from Operations	LTM	Q2	Q1	Q4	Q3
($ in 000’s)	Q2 2021	2021	2021	2020	2020
GAAP net cash provided by (used in) operating activities	$62,740	$3,625	$(39,848)	$65,315	$33,648
Forgivable loan advances	8,574	2,380	2,150	3,940	104
Forgivable loan repayments	—	—	—	—	—
Other non-recurring cash items (1)	10,393	—	10,393	—	—
Adjusted net cash flows from operations	$81,707	$6,005	$(27,305)	$69,255	$33,752

Net revenue	$553,939	$148,237	$146,518	$137,422	$121,762

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	11.3%	2.4%	(27.2)%	47.5%	27.6%
Adjusted net cash flows from operations as a percentage of net revenue	14.8%	4.1%	(18.6)%	50.4%	27.7%

Adjusted Net Cash Flows from Operations	LTM	Q2	Q1	Q4	Q3
($ in 000’s)	Q2 2020	2020	2020	2019	2019
GAAP net cash provided by (used in) operating activities	$29,641	$21,075	$(65,375)	$47,739	$26,202
Forgivable loan advances	49,657	4,932	33,442	1,762	9,521
Forgivable loan repayments	(473)	—	—	(67)	(406)
Other non-recurring cash items	—	—	—	—	—
Adjusted net cash flows from operations	$78,825	$26,007	$(31,933)	$49,434	$35,317

Net revenue	$484,137	$123,031	$126,158	$119,262	$115,686

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	6.1%	17.1%	(51.8)%	40.0%	22.6%
Adjusted net cash flows from operations as a percentage of net revenue	16.3%	21.1%	(25.3)%	41.4%	30.5%
(1) Other non-recurring cash items in Q1 fiscal 2021 includes a portion of the cash paid to settle a contingent consideration obligation.

NON-GAAP FINANCIAL MEASURES
In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that were not calculated in accordance with GAAP: non-GAAP net income, non-GAAP net income per share, non-GAAP EBITDA, non-GAAP income from operations, non-GAAP provision for income taxes and adjusted net cash flows from operations. CRA believes that these non-GAAP financial measures are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results, financial condition and cash flows. Non-GAAP adjusted net cash flows from operations is used by management to assess CRA’s ability to fund items such as the acquisition of talent, office expansions, debt repayment and distributions to shareholders. In addition, non-GAAP net income and non-GAAP EBITDA are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that it does not consider indicative of its core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration and related tax effects. Non-GAAP net income, non-GAAP EBITDA, non-GAAP income from operations and non-GAAP provision for income taxes also exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. The adjustments made to non-GAAP adjusted net cash flows from operations add back forgivable loan issuances, net of repayments, along with other non-recurring cash items. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures either in these remarks or in the attached financial tables. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JULY 3, 2021 COMPARED TO JUNE 27, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue
Revenues	$148,237	100.0%	$123,031	100.0%	$294,755	100.0%	$249,189	100.0%
Cost of services (exclusive of depreciation and amortization)	105,042	70.9%	90,168	73.3%	210,416	71.4%	181,165	72.7%
Selling, general and administrative expenses	24,043	16.2%	21,418	17.4%	47,250	16.0%	45,541	18.3%
Depreciation and amortization	3,215	2.2%	3,106	2.5%	6,516	2.2%	6,049	2.4%
Income from operations	15,937	10.8%	8,339	6.8%	30,573	10.4%	16,434	6.6%

Interest expense, net	(409)	-0.3%	(372)	-0.3%	(608)	-0.2%	(734)	-0.3%
Foreign currency gains (losses), net	63	—%	(102)	-0.1%	(488)	-0.2%	1,320	0.5%
Income before provision for income taxes	15,591	10.5%	7,865	6.4%	29,477	10.0%	17,020	6.8%
Provision for income taxes	4,025	2.7%	1,934	1.6%	7,410	2.5%	4,621	1.9%
Net income	$11,566	7.8%	$5,931	4.8%	$22,067	7.5%	$12,399	5.0%

Net income per share:
Basic	$1.57		$0.76		$2.94		$1.59
Diluted	$1.53		$0.75		$2.86		$1.55

Weighted average number of shares outstanding:
Basic	7,320		7,764		7,473		7,784
Diluted	7,539		7,920		7,685		7,979

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JULY 3, 2021 COMPARED TO JUNE 27, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue
Revenues	$148,237	100.0%	$123,031	100.0%	$294,755	100.0%	$249,189	100.0%

Net income	$11,566	7.8%	$5,931	4.8%	$22,067	7.5%	$12,399	5.0%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	566	0.5%	380	0.1%	996	0.4%
Tax effect on adjustments	—	—%	(153)	-0.1%	(103)	—%	(270)	-0.1%
Non-GAAP net income	$11,566	7.8%	$6,344	5.2%	$22,344	7.6%	$13,125	5.3%

Non-GAAP net income per share:
Basic	$1.57		$0.81		$2.98		$1.68
Diluted	$1.53		$0.80		$2.90		$1.64

Weighted average number of shares outstanding:
Basic	7,320		7,764		7,473		7,784
Diluted	7,539		7,920		7,685		7,979

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JULY 3, 2021 COMPARED TO JUNE 27, 2020
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue	July 3, 2021	As a % of Revenue	June 27, 2020	As a % of Revenue
Revenues	$148,237	100.0%	$123,031	100.0%	$294,755	100.0%	$249,189	100.0%

Net income	$11,566	7.8%	$5,931	4.8%	$22,067	7.5%	$12,399	5.0%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	566	0.5%	380	0.1%	996	0.4%
Tax effect on adjustments	—	—%	(153)	-0.1%	(103)	—%	(270)	-0.1%
Non-GAAP net income	$11,566	7.8%	$6,344	5.2%	$22,344	7.6%	$13,125	5.3%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	409	0.3%	372	0.3%	608	0.2%	734	0.3%
Provision for income taxes	4,025	2.7%	2,087	1.7%	7,513	2.5%	4,891	2.0%
Depreciation and amortization	3,215	2.2%	3,106	2.5%	6,516	2.2%	6,049	2.4%
Non-GAAP EBITDA	$19,215	13.0%	$11,909	9.7%	$36,981	12.5%	$24,799	10.0%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	July 3, 2021	January 2, 2021
Assets
Cash and cash equivalents	$13,977	$45,677
Accounts receivable and unbilled services, net	173,894	152,476
Other current assets	20,203	21,817
Total current assets	208,074	219,970

Property and equipment, net	57,997	62,878
Goodwill and intangible assets, net	93,863	94,295
Right-of-use assets	116,868	122,144
Other assets	58,163	59,223
Total assets	$534,965	$558,510

Liabilities and Shareholders’ Equity
Accounts payable	$23,880	$19,430
Accrued expenses	99,443	136,376
Current portion of lease liabilities	14,088	13,557
Revolving line of credit	45,000	—
Other current liabilities	8,817	30,768
Total current liabilities	191,228	200,131
Non-current portion of lease liabilities	132,488	139,447
Other non-current liabilities	13,418	9,913
Total liabilities	337,134	349,491

Total shareholders’ equity	197,831	209,019
Total liabilities and shareholders’ equity	$534,965	$558,510

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	July 3, 2021	June 27, 2020
Operating activities:
Net income	$22,067	$12,399
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	13,763	12,275
Accounts receivable and unbilled services	(21,648)	(8,962)
Working capital items, net	(50,405)	(60,012)
Net cash used in operating activities	(36,223)	(44,300)

Investing activities:
Purchases of property and equipment	(1,170)	(13,517)
Net cash used in investing activities	(1,170)	(13,517)

Financing activities:
Issuance of common stock, principally stock options exercises	2,500	569
Borrowings under revolving line of credit	70,000	77,000
Repayments under revolving line of credit	(25,000)	(18,000)
Tax withholding payments reimbursed by shares	(588)	(390)
Cash paid for contingent consideration	(2,357)	—
Cash dividends paid	(3,970)	(3,624)
Repurchase of common stock	(34,977)	(3,810)
Net cash provided by financing activities	5,608	51,745

Effect of foreign exchange rates on cash and cash equivalents	85	(760)

Net decrease in cash and cash equivalents	(31,700)	(6,832)
Cash and cash equivalents at beginning of period	45,677	25,639

Cash and cash equivalents at end of period	$13,977	$18,807

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$124	$3,784
Asset retirement obligations	$—	$155
Right-of-use assets obtained in exchange for lease obligations	$1,070	$—
Restricted common stock issued for contingent consideration	$2,250	$—
Supplemental cash flow information:
Cash paid for taxes	$10,494	$2,057
Cash paid for interest	$379	$676
Cash paid for amounts included in operating lease liabilities	$10,325	$9,243